Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

•	First quarter revenue of $527 million, up 16% year-over-year and up 20% adjusted for foreign exchange*

•	First quarter GAAP net income of $78 million, up 7% year-over-year, or $0.43 per diluted share, up 8% year-over-year and up 16% adjusted for foreign exchange*

•	First quarter non-GAAP net income* of $111 million, up 6% year-over-year, or $0.61 per diluted share, up 5% year-over-year and up 12% adjusted for foreign exchange*

CAMBRIDGE, Mass. – April 28, 2015 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in Content Delivery Network (CDN) services, today reported financial results for the first quarter ended March 31, 2015. Revenue for the first quarter of 2015 was $527 million, a 16% increase over first quarter 2014 revenue of $454 million and a 20% increase when adjusted for foreign exchange*.

“Q1 was another strong quarter for Akamai driven by continued solid revenue performance across all of our geographies and all of our major product lines, with especially strong growth from our Cloud Security Solutions,” said Dr. Tom Leighton, CEO of Akamai. “We continued to make major investments in the expansion of our platform and product portfolio to make the Internet fast, reliable and secure for our customers.”

GAAP net income for the first quarter of 2015 was $78 million, or $0.43 per diluted share, a decrease from the prior quarter's GAAP net income of $97 million, and a 7% increase over first quarter 2014 GAAP net income of $73 million, or $0.40 per diluted share.

Non-GAAP net income* for the first quarter of 2015 was $111 million, or $0.61 per diluted share, a decrease from the prior quarter's non-GAAP net income of $127 million, and a 6% increase over first quarter 2014 non-GAAP net income of $105 million, or $0.58 per diluted share.

Adjusted EBITDA* for the first quarter of 2015 was $223 million, a decrease from the prior quarter's Adjusted EBITDA of $232 million and up from $204 million in the first quarter of 2014. Adjusted EBITDA margin* for the first quarter of 2015 was 42%, down a percentage point from the prior quarter and down three percentage points from the same period last year.

GAAP income from operations for the first quarter of 2015 was $122 million, a decrease from the prior quarter's GAAP income from operations of $136 million and up from $121 million in the first quarter of 2014. GAAP operating margin for the first quarter of 2015 was 23%, down two percentage points from the prior quarter and down four percentage points from the same period last year.

Non-GAAP income from operations* for the first quarter of 2015 was $163 million, a decrease from the prior quarter's non-GAAP income from operations of $175 million and up from $159 million in the first quarter of 2014. Non-GAAP operating margin* for the first quarter of 2015 was 31%, down two percentage points from the prior quarter and down four percentage points from the same period last year.

Cash from operations for the first quarter of 2015 was $100 million, or 19% of revenue. The Company had $1.5 billion of cash, cash equivalents and marketable securities as of March 31, 2015.

Share Repurchase Program
During the first quarter of 2015, under the share repurchase program authorized by the Board of Directors in October 2013, the Company spent $63 million to repurchase 0.9 million shares of its common stock at an average price of $67.24 per share. The Company had approximately 179 million shares of common stock outstanding as of March 31, 2015.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-314-5232 (or 1-617-213-8052 for international calls) and using passcode No. 67440042. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 49904142.

About Akamai
As the global leader in Content Delivery Network (CDN) services, Akamai makes the Internet fast, reliable and secure for its customers. The company’s advanced web performance, mobile performance, cloud security and media delivery solutions are revolutionizing how businesses optimize consumer, enterprise and entertainment experiences for any device, anywhere. To learn how Akamai solutions and its team of Internet experts are helping businesses move faster forward, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$332,557	$238,650
Marketable securities	380,728	519,642
Accounts receivable, net	356,629	329,578
Prepaid expenses and other current assets	130,041	128,981
Deferred income tax assets	41,624	45,704
Current assets	1,241,579	1,262,555
Property and equipment, net	666,093	601,591
Marketable securities	801,854	869,992
Goodwill and acquired intangible assets, net	1,194,681	1,183,706
Deferred income tax assets	1,892	1,955
Other assets	80,814	81,747
Total assets	$3,986,913	$4,001,546
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$211,754	$282,098
Other current liabilities	57,577	51,913
Current liabilities	269,331	334,011
Deferred income tax liabilities	44,580	39,299
Convertible senior notes	609,647	604,851
Other liabilities	81,673	78,050
Total liabilities	1,005,231	1,056,211
Stockholders' equity	2,981,682	2,945,335
Total liabilities and stockholders' equity	$3,986,913	$4,001,546

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Revenue	$526,536	$536,295	$453,502
Costs and operating expenses:
Cost of revenue (1) (2)	169,294	163,201	139,612
Research and development (1)	35,828	32,417	28,234
Sales and marketing (1)	103,479	110,293	81,065
General and administrative (1) (2)	89,592	85,899	76,161
Amortization of acquired intangible assets	6,780	8,403	6,848
Restructuring charges	42	—	735
Total costs and operating expenses	405,015	400,213	332,655
Income from operations	121,521	136,082	120,847
Interest income	3,001	2,291	1,639
Interest expense	(4,576)	(4,524)	(1,941)
Other (expense) income, net	(301)	8	(881)
Income before provision for income taxes	119,645	133,857	119,664
Provision for income taxes	41,899	36,750	46,864
Net income	$77,746	$97,107	$72,800

Net income per share:
Basic	$0.44	$0.55	$0.41
Diluted	$0.43	$0.54	$0.40

Shares used in per share calculations:
Basic	178,545	178,144	178,705
Diluted	180,825	180,910	182,038

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Cash flows from operating activities:
Net income	$77,746	$97,107	$72,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,460	67,763	53,516
Stock-based compensation	29,669	27,196	25,114
Excess tax benefits from stock-based compensation	(13,128)	(8,280)	(15,178)
Provision (benefit) for deferred income taxes	8,305	(36,502)	1,660
Amortization of debt discount and issuance costs	4,576	4,524	1,941
Other non-cash items, net	443	30	302
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(32,552)	(8,184)	(18,137)
Prepaid expenses and other current assets	(1,817)	(38,442)	(20,961)
Accounts payable and accrued expenses	(52,703)	57,822	(22,511)
Deferred revenue	6,947	37	5,159
Other current liabilities	42	1	1,287
Other non-current assets and liabilities	1,741	32,469	4,031
Net cash provided by operating activities	99,729	195,541	89,023
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(16,062)	—	(386,647)
Purchases of property and equipment and capitalization of internal-use software development costs	(137,069)	(92,320)	(84,006)
Purchases of short- and long-term marketable securities	(97,304)	(157,211)	(658,943)
Proceeds from sales and maturities of short- and long-term marketable securities	307,655	114,595	399,970
Other non-current assets and liabilities	(82)	(1,477)	(832)
Net cash provided by (used in) investing activities	57,138	(136,413)	(730,458)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net	—	—	679,603
Proceeds from the issuance of warrants	—	—	77,970
Payment for bond hedge	—	—	(101,292)
Repayment of acquired debt and capital leases	—	—	(17,862)
Proceeds from the issuance of common stock under stock plans	24,440	11,748	44,329
Excess tax benefits from stock-based compensation	13,128	8,280	15,178
Employee taxes paid related to net share settlement of stock-based awards	(31,101)	(7,444)	(26,271)
Repurchases of common stock	(62,680)	(42,134)	(116,147)
Net cash (used in) provided by financing activities	(56,213)	(29,550)	555,508
Effects of exchange rate changes on cash and cash equivalents	(6,747)	(5,267)	762
Net increase (decrease) in cash and cash equivalents	93,907	24,311	(85,165)
Cash and cash equivalents at beginning of period	238,650	214,339	333,891
Cash and cash equivalents at end of period	$332,557	$238,650	$248,726

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended
(in thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Income from operations	$121,521	$136,082	$120,847
GAAP operating margin	23%	25%	27%
Amortization of acquired intangible assets	6,780	8,403	6,848
Stock-based compensation	29,669	27,196	25,114
Amortization of capitalized stock-based compensation and capitalized interest expense	3,108	2,943	1,928
Other operating expenses(1)	1,709	638	4,127
Operating adjustments	41,266	39,180	38,017
Non-GAAP income from operations	$162,787	$175,262	$158,864
Non-GAAP operating margin	31%	33%	35%

Net income	$77,746	$97,107	$72,800
Operating adjustments (from above)	41,266	39,180	38,017
Amortization of debt discount and issuance costs	4,576	4,524	1,941
Loss on investments	25	50	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(12,437)	(13,869)	(7,841)
Non-GAAP net income	111,176	126,992	104,917

Depreciation and amortization	60,572	56,417	44,740
Interest income	(3,001)	(2,291)	(1,639)
Other expense (income)	276	(58)	881
Provision for GAAP income taxes	41,899	36,750	46,864
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	12,437	13,869	7,841
Adjusted EBITDA	$223,359	$231,679	$203,604
Adjusted EBITDA margin	42%	43%	45%

Non-GAAP net income per share:
Basic	$0.62	$0.71	$0.59
Diluted	$0.61	$0.70	$0.58

Shares used in non-GAAP per share calculations:
Basic	178,545	178,144	178,705
Diluted	180,825	180,910	182,038

(1) Other operating expenses excluded from non-GAAP results include: acquisition-related costs, restructuring charges and certain legal matter costs. See the non-GAAP adjustment definitions below for additional information.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended
(in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Media Delivery Solutions	$241,842	$251,550	$215,889
Performance and Security Solutions	244,982	245,687	202,179
Service and Support Solutions	39,712	39,058	35,434
Total revenue	$526,536	$536,295	$453,502

Revenue growth rates year-over-year(1):
Media Delivery Solutions	12%	21%	19%
Performance and Security Solutions	21	26	28
Service and Support Solutions	12	21	37
Total revenue	16%	23%	24%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
Media Delivery Solutions	16%	23%	19%
Performance and Security Solutions	25	28	29
Service and Support Solutions	16	23	38
Total revenue	20%	25%	25%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
U.S.	$388,973	$397,182	$325,184
International	137,563	139,113	128,318
Total revenue	$526,536	$536,295	$453,502

Revenue growth rates year-over-year(1):
U.S.	20%	26%	24%
International	7	16	24
Total revenue	16%	23%	24%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
U.S.	20%	26%	24%
International	21	24	26
Total revenue	20%	25%	25%

(1) Growth rates for the three months ended March 31, 2014 exclude the impact of revenue from the Advertising Decision Solutions (ADS) business that was divested during the three months ended March 31, 2013
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2015	December 31, 2014	March 31, 2014
Stock-based compensation:
Cost of revenue	$3,163	$3,033	$2,795
Research and development	5,366	4,824	4,477
Sales and marketing	12,983	12,132	10,532
General and administrative	8,157	7,207	7,310
Total stock-based compensation	$29,669	$27,196	$25,114

Depreciation and amortization:
Network-related depreciation	$48,988	$45,433	$36,665
Other depreciation and amortization	11,584	10,984	8,075
Depreciation of property and equipment	60,572	56,417	44,740
Capitalized stock-based compensation amortization	2,952	2,845	1,928
Capitalized interest expense amortization	156	98	—
Amortization of acquired intangible assets	6,780	8,403	6,848
Total depreciation and amortization	$70,460	$67,763	$53,516

Capital expenditures(1):
Purchases of property and equipment	$89,129	$66,285	$59,283
Capitalized internal-use software development costs	33,983	31,630	24,701
Capitalized stock-based compensation	4,144	3,649	3,784
Capitalized interest expense	675	680	237
Total capital expenditures	$127,931	$102,244	$88,005

Net (decrease) increase in cash, cash equivalents and marketable securities	$(113,145)	$66,525	$172,479

End of period statistics:
Number of employees	5,409	5,105	4,290
Number of deployed servers	175,094	170,295	149,533

(1) See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, revenue adjusted for ADS divestiture and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature or not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnifications associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments and legal matters – Akamai has incurred losses from the impairment of certain investments and the settlement of legal matters. In addition, Akamai has incurred costs with respect to its internal investigation relating to sales practices in a country outside the U.S. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as they occur infrequently and are not representative of Akamai's core business operations.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S); and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs, restructuring charges, benefit from adoption of software development activities, gains and other activity related to divestiture of a business, gains and losses on legal settlements, and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Revenue, adjusted for ADS divestiture – Revenue excluding the impact of Akamai's Advertising Decision Solutions (ADS) divestiture.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of Akamai's foreign subsidiaries weaken, consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of financial results and evaluation of performance in comparison to prior periods. The information presented is calculated by translating current period results using the same average foreign currency exchange rates per month from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.